Exhibit 99.1

Vivakor, Inc. Announces Pricing of $8.0 Million Underwritten Public Offering and Nasdaq Listing

LAS VEGAS, NV, FEBRUARY 11, 2022 (ACCESSWIRE) – Vivakor, Inc. (the “Company” or “Vivakor”) (NASDAQ: VIVK), a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, today announced the pricing of its underwritten public offering of 1,600,000 shares of common stock (the “Common Stock”) at a public offering price of $5.00 per share of Common Stock for aggregate gross proceeds of $8.0 million, prior to deducting underwriting discounts, commissions, and other offering expenses.

In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 240,000 shares of Common Stock at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any. The offering is expected to close on or about February 16, 2022, subject to satisfaction of customary closing conditions.

The Company has received approval to list its Common Stock on the Nasdaq Capital Market, with its Common Stock trading under the symbol “VIVK”, with trading expected to begin on February 14, 2022.

In connection with this offering, the Company will effectuate a reverse split of its issued and outstanding Common Stock at a ratio of 1-for-30. The reverse stock split is expected to be effective as of the open of trading on February 14, 2022. The share numbers and pricing information in this release are adjusted to reflect the reverse stock split.

EF Hutton, division of Benchmark Investments, LLC, is acting as sole book-running manager for the offering.

A registration statement on Form S-1, as amended (File No. 333-250011), was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on February 11, 2022. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Vivakor

Vivakor, Inc. is a clean energy technology and asset acquisition company with a focus in the area of natural resources. Vivakor's corporate mission is to create, acquire and accumulate distinct assets, intellectual properties, and exceptional technologies that produce solid returns to its valued shareholders and partners. The company currently focuses on bitumen (heavy crude) extraction from shallow, oil-laden areas in Eastern Utah, along with petroleum-based remediation projects across the globe. The technologies utilized are low-cost, proprietary and proving themselves industry disruptive when measured by a number of important factors. The general business model has been to be an acquisition hub, focused on building and acquiring cash-flowing assets in discrete areas that have an acknowledged technological advantage and enable a substantial market opportunity within significant target markets across the globe. Our research, and the technology we acquire are anchored by our relationships with synergistic partners and product-specific commercialization strategies. From the point of product or technology conception, or through acquisition, development and commercialization, we expect to have strategic partners, joint ventures or licensing arrangements in place for many of our products to sustain revenue attainment.

For more information, please visit our website www.vivakor.com.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including economic slowdown affecting companies, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor's filings with the Securities and Exchange Commission, which factors may be incorporated herein by reference. Forward-looking statements may be identified but not limited by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact

949-281-2606

info@vivakor.com

ClearThink

nyc@clearthink.capital

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